Exhibit 99.1

Athena Consumer Acquisition Corp. Announces Pricing of $200 Million Initial Public Offering

New York, NY, Oct. 19, 2021 (GLOBE NEWSWIRE) – Athena Consumer Acquisition Corp. (“Athena Consumer” or the “Company”), a newly incorporated blank check company, today announced the pricing of its initial public offering of 20,000,000 units at a price of $10.00 per unit. The units are expected to be listed on the New York Stock Exchange (“NYSE”) and trade under the ticker symbol “ACAQ.U ” beginning on October 20, 2021.

“There is an imbalance right now between the number of consumer companies who want to access the public market and the number of vehicles able to take them through that transition, which is why we created Athena Consumer Acquisition Corp.,” said Athena Consumer Founder and Chairman of the Board Isabelle Freidheim. “We see great potential among the new generation of consumer technologies that are creating better ways for people to manage and lead their lives. As a proven operator-led team, we have the knowledge and experience to tap into that potential and bring our future partner company to its next stage of growth.”

Athena Consumer is the second all-women Athena SPAC founded by Freidheim following Athena Technology Acquisition Corp., which was the first all-women SPAC to announce a business combination.

The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any industry, it currently intends to concentrate its search for a target business operating in the technology and consumer sectors.

Each unit consists of one share of Class A common stock and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. Only whole warrants are exercisable. Once the securities comprising the units begin trading separately, the Company expects that the shares of Class A common stock and redeemable warrants will be listed on the NYSE under the symbols “ACAQ” and “ACAQ WS,” respectively.

Citigroup Global Markets Inc. (“Citigroup”) is serving as sole bookrunner and representative of the underwriters, and Ladenburg Thalmann & Co. Inc. is acting as co-manager of the offering. The Company has granted the underwriters a 45-day option to purchase up to an additional 3,000,000 units at the initial public offering price to cover over-allotments, if any.

The offering is being made only by means of a prospectus, copies of which may be obtained by contacting Citigroup, Attention Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY, 11717, or by phone at 800-831-9146.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission (the “SEC”) on October 19, 2021. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and the anticipated use of the net proceeds. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

Isabelle Freidheim
Chairman of the Board
Jane Park
Chief Executive Officer
c/o Athena Consumer Acquisition Corp.
442 5th Avenue
New York, NY 10018
Telephone: (970) 925-1572

Media Contact

Jacalyn Lawton

Lambert & Co.

Telephone: (616) 233-0500

Email: athena@lambert.com